UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               FORM 8-K/A (NO. 2)
          AMENDING FORM 8-K DATED JUNE 27, 2006 AND FILED JUNE 30, 2006
                          AND AMENDED DECEMBER 5, 2006
         AMENDING FORM 8-K DATED SEPTEMBER 1 AND FILED SEPTEMBER 7, 2006
      AMENDING FORM 8-K DATED NOVEMBER 13, 2006 AND FILED NOVEMBER 17, 2006

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 5, 2007


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)


FLORIDA                                 000-30932                98-0346454
-------                                 ---------                ----------
(STATE OR OTHER JURISDICTION)           (COMMISSION           (I.R.S. EMPLOYER
OF INCORPORATION)                       FILE NUMBER)           IDENTIFICATION)


              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142
                                                           --------------



                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective January 5, 2007, in accordance with the terms of the Company's June 26, 2006 unsecured subordinated promissory note issued to Ledelle Holding Limited ("Ledelle" or the "Holder") in the principal amount of $1.2 million; and the Company's August 29, 2006 unsecured subordinated promissory note issued to Ledelle in the principal amount of $1.0 million (collectively the "Notes"), the Notes were extended by the Holder through January 31, 2007.

Additionally, effective January 5, 2006, the Company elected to satisfy the unsecured subordinated promissory note it had previously issued to Ledelle on November 13, 2006 in the principal amount of $500,000 by paying the Holder the sum of $506,780.82 in cash, representing the principal and accrued interest.

Ledelle is a corporation organized under the laws of Cyprus which is controlled by a trust of which Mr. Bengt George Odner, a director of the Company is the beneficiary. The outstanding Notes bear interest at 9% per annum if principal and interest are paid in cash or if principal and interest are paid in shares of restricted common stock of the Company, the Notes bear interest at 12% per annum. The Notes may be extended at the option of the Holder on a month to month basis. The Company may also prepay the Notes at any time without penalty.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.



                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: January 10, 2007
                                       By: /S/  JOEY SCHWARTZ
                                           -------------------------------------
                                                Chief Financial Officer